UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

Quantum Cyber N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	001-41010	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connecticut Avenue, Suite 400, Norwalk, CT 06854

(Address of Principal Executive Offices) (Zip Code)

+1 (203) 851-1599

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Ordinary Shares, nominal value €0.01 per share	QUCY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 11, 2026, Quantum Cyber N.V. (the “Company”) entered into an Intellectual Property License Agreement (the “License Agreement”) with Project LightShift, Inc. (“LightShift”), pursuant to which LightShift granted the Company a license to use certain intellectual property owned or controlled by LightShift (collectively, the “Licensed Technology”). The Company subsequently assigned the License Agreement to Quantum Drones Corporation, a wholly owned subsidiary of the Company (“Quantum Drones”), as permitted by Section 14.9 of the License Agreement.

On November 6, 2026, Quantum Drones and LightShift entered into the First Amendment to the License Agreement (the “First Amendment”). Capitalized terms used but not defined herein have the meanings ascribed to them in the License Agreement, as amended by the First Amendment. The First Amendment, among other things: (i) expands the Field of Use beyond unmanned aerial systems to include unmanned surface and underwater vehicles and related maritime platforms, adds homeland security, law enforcement and other governmental security applications, and expands Licensed Products from quantum antenna systems to quantum photonic array technology, including antenna systems, for those unmanned systems; (ii) permits Quantum Drones to grant sublicenses in its sole discretion, without LightShift’s consent, with Quantum Drones paying LightShift ten percent (10%) of Sublicense Income; (iii) increases the royalty payable by LightShift to Quantum Drones on Net Revenues from commercialized Improvements from five percent (5%) to ten percent (10%) and adds a new payment to Quantum Drones of ten percent (10%) of LightShift’s Sublicense Income from Improvements; (iv) requires Quantum Drones, after it recovers four (4) times its Development Costs, to pay LightShift a royalty equal to one hundred percent (100%) of the cost attributable to the quantum photonic array in each end-use sale, subject to certain limitations, such that the license is no longer royalty-free; and (v) grants LightShift a license, outside the Field of Use, to Licensee Field Improvements developed by Quantum Drones, subject to royalties of ten percent (10%) of Net Revenues received by LightShift or its Affiliates attributable to such Commercial Sales. Except as amended by the First Amendment, the License Agreement remains in full force and effect.

The foregoing description of the First Amendment is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	First Amendment to IP License Agreement, dated as of November 6, 2026, by and between Project LightShift, Inc. and Quantum Drones Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules to this exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Cyber N.V.

	By:	/s/ David Lazar
	Name:	David Lazar
	Title:	Chief Executive Officer

Dated: November 12, 2026

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